UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective on December 14, 2010, Michael E. Katzenstein resigned as a director of GSI Group Inc. (the “Company”). Mr. Katzenstein’s resignation was part of the planned leadership transition previously disclosed by the Company and was not due to any disagreement on any matter related to the Company’s operations, policies or practices.

(c) John Roush was appointed the Company’s Chief Executive Officer effective on December 14, 2010. The Company previously disclosed that it would appoint Mr. Roush as its Chief Executive Officer in a Current Report on Form 8-K filed on November 17, 2010, which report is incorporated herein by reference. Mr. Roush succeeds Michael E. Katzenstein, who has served as the Company’s interim principal executive officer since May 2010.

(d) Effective on December 14, 2010, the Board of Directors of the Company elected John Roush as a member of the Board of Directors. Mr. Roush has not been appointed to any committee of the Board of Directors.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated as of December 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: December 16, 2010	By:	/s/ Glenn E. Davis
Glenn E. Davis
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated as of December 15, 2010.

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